UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	65-1295427
(State of incorporation or organization)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing preferred equity interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-187795

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 9.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”), representing preferred equity interests in Targa Resources Partners LP (the “Registrant”), is set forth under the captions “Description of Series A Preferred Units” and “Material U.S. Federal Income Tax Considerations” in the Registrant’s prospectus supplement dated October 7, 2015 and the base prospectus dated October 7, 2015, as filed by the Registrant with the Securities and Exchange Commission on October 7, 2015, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-187795), and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference. The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration No. 333-187795), filed with the Securities and Exchange Commission on April 8, 2013 (incorporated herein by reference), as amended by Post- Effective Amendment No. 1 filed with the Securities and Exchange Commission on October 7, 2015.

2	Certificate of Limited Partnership of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed November 16, 2006 (File No. 333-138747)).

3	Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2015 (File No. 001-33303)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its general partner

By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President, Chief Financial Officer and Treasurer

Date: October 15, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration No. 333-187795), filed with the Securities and Exchange Commission on April 8, 2013 (incorporated herein by reference), as amended by Post- Effective Amendment No. 1 filed with the Securities and Exchange Commission on October 7, 2015.

2	Certificate of Limited Partnership of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed November 16, 2006 (File No. 333-138747)).

3	Second Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2015 (File No. 001-33303)).

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